Exhibit 99.1

AGA Precision Systems Signs Second Long-Term Supply Agreement to Manufacture Aerospace and Defense Components for a Tier 1 Firm

●	Signing of Second Long-Term Agreement with Major Aerospace and Defense Customer in 2026, Demonstrating Continued Customer Confidence and Contract Momentum

NEWPORT BEACH, CA – April 9, 2026 – AGA Precision Systems LLC (“AGA”), an ITAR-registered and AS9100-certified precision CNC aerospace and defense manufacturing company and subsidiary of PMGC Holdings Inc. (Nasdaq: ELAB), today announced the execution of a Long-Term Agreement (“LTA”) with a globally recognized Tier 1 aerospace and defense company. The LTA formalizes an ongoing multi-year supplier-customer relationship and governs future purchase orders issued during its term. This marks AGA’s second long-term agreement with an aerospace and defense customer, following the execution of an LTA with Turbo-Jet Products Co., Inc. announced March 31, 2026, and reflects AGA’s continued progress in establishing its position as a qualified supplier within the U.S. defense supply chain.

Under the LTA, AGA will supply precision CNC-manufactured components in support of the customer’s aerospace and defense programs. The arrangement includes defined performance commitments across quality, delivery, and pricing, consistent with the standards required for high-consequence, mission-critical defense applications.

Strategic Significance

AGA believes securing a long-term agreement with a Tier 1 defense company reflects the maturity of AGA’s precision manufacturing capabilities and its customers’ confidence in AGA’s ability to meet stringent technical and regulatory requirements, including ITAR, and AS9100. AGA believes long-term agreements of this nature provide operational visibility, support recurring revenue potential, and reinforce AGA’s position as a reliable, qualified supplier within the broader U.S. aerospace and defense industrial base.

Due to confidentiality obligations and applicable regulatory requirements, including ITAR, AGA is not disclosing the identity of the customer at this time. Should the LTA become material, AGA intends to make additional disclosures in accordance with any applicable reporting obligations; however, no assurance can be given at this time.

About AGA Precision Systems LLC

AGA Precision Systems LLC is a California-based specialized computer numerical control (CNC) machine shop focused on high-tolerance milling, turning, mold manufacturing, and the machining of complex metals including titanium, Inconel, stainless steel, and aluminum alloys. The company serves customers across the aerospace, defense, space, and industrial sectors, delivering mission-critical precision components to demanding technical specifications.

AGA is AS9100 certified and ITAR registered, meeting globally recognized quality management standards for aerospace manufacturing and adhering to strict U.S. regulatory requirements governing defense-related work.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.